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                                                                   Exhibit 10.15

                             ASSIGNMENT OF CONTRACT

     For and in consideration of the payment of the sum of Ten Dollars and other good and valuable consideration, Inland Real Estate Acquisitions, Inc., an Illinois corporation ("Assignor"), does hereby sell, assign, transfer and set over to Inland Park Place Limited Partnership ("Assignee"), all of Assignor's right, title and interest in and to that certain Sale-Purchase Agreement (the "Contract") dated September 5, 2003 by and between CDG (Park Place) LLC, as Seller, and Inland Real Estate Acquisitions, Inc. or its designee, as Purchaser, for the purchase of the Shops at Park Place, Plano Texas, as more fully described therein.

     This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

     IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed as of the 23rd day of September, 2003.

                                          INLAND REAL ESTATE ACQUISITIONS, INC.


                                          By:   /s/ G. Joe Cosenza
                                             ----------------------------------
                                                Its: President


                                   ACCEPTANCE

     Inland Park Place Limited Partnership, as Assignee, hereby accepts the above and foregoing Assignment of Contract and agrees to assume all of the obligations and perform all of the duties of Assignor under the Contract.

Dated: September 23, 2003

                              INLAND PARK PLACE LIMITED PARTNERSHIP
                              By: Inland Plano Investments, LLC, General Partner
                              By: Inland American Centers, Inc., Sole Member


                              By:   /s/ G. Joe Cosenza
                                 ----------------------------------------------
                                    Its: President